EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 01/09/2024
INSIGHT VENTURE ASSOCIATES X, LTD. By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 01/09/2024
INSIGHT VENTURE ASSOCIATES X, L.P. By: Insight Venture Associates X, Ltd., its general partner By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 01/09/2024
INSIGHT VENTURE PARTNERS X, L.P.
By:     Insight Venture Associates X, L.P., its general partner
By:     Insight Venture Associates X, Ltd. its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer

Date: 01/09/2024
INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P.
By:     Insight Venture Associates X, L.P., its general partner
By:     Insight Venture Associates X, Ltd. its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer

Date: 01/09/2024
INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P.
By:      Insight Venture Associates X, L.P., its general partner
By:     Insight Venture Associates X, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer

Date: 01/09/2024
INSIGHT VENTURE PARTNERS X (CO-INVESTORS), L.P.
By:      Insight Venture Associates X, L.P., its general partner
By:     Insight Venture Associates X, Ltd., its general partner

By:          /s/Andrew Prodromos
Name:     Andrew Prodromos
Title:       Authorized Officer
Date: 01/09/2024